UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23590	59-3046866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Credit Agreement

On January 26, 2017, Revolution Lighting Technologies, Inc. (the “Company”) and its direct and indirect subsidiaries entered into an agreement to amend its loan and security agreement, with Bank of America, N.A. (“Bank of America”). The amendment modified the outstanding loan agreement to, among other things:

•	Increase the amount the Company is able to borrow from $27 million to $50 million;

•	Extend the maturity date of the Revolver Commitment from October 4, 2017 to January 26, 2020;

•	Decrease the maximum applicable margin for LIBOR rate loans from 3.0% to 2.75% and the maximum applicable margin for base rate loans from 2.0% to 1.75%;

•	Amend the definitions determining the Company’s borrowing availability in a manner which allows the Company to include a greater portion of its inventory and accounts receivables in the Borrowing Base;

•	Remove the obligation of maintaining a leverage ratio of debt to EBITDA;

•	Remove the obligation of maintaining a fixed charge coverage ratio, unless certain trigger events occur; and

•	Permit the Company to repay certain indebtedness to the founders of Energy Source, LLC, totaling approximately $10 million, in connection with the acquisition of Energy Source, LLC and up to $1.5 million of indebtedness to its affiliate, Aston Capital LLC.

The foregoing is a summary of the material terms of the amendment and does not purport to be complete. The full text of the amendment to loan and security agreement and related agreements is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Continued Support From Chairman

Our Chairman, Chief Executive Officer and President (the “Chairman”) reaffirmed his guarantee of $7 million of borrowings under the aforementioned loan agreement, enabling the Company to borrow up to $7 million in addition to the amount that is based upon receivables and inventory. In this connection, the Company and its subsidiaries formalized a reimbursement agreement (the “Reimbursement Agreement”) under which the Company and its subsidiaries promise to reimburse our Chairman in the event any amounts are paid by our Chairman under such guaranty, plus interest at a market rate determined at the time of such payment. The foregoing is a summary of the material terms of the Reimbursement Agreement and does not purport to be complete. The full text of the Reimbursement Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2017, the Company and certain borrower subsidiaries entered into the Eleventh Amendment, as described in “Item 1.01. Entry Into a Material Definitive Agreement” which is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Eleventh Amendment to Loan and Security Agreement, Eighth Amendment to Pledge Agreement and Ratification of Guaranty, dated as of January 26, 2017, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC and Revolution Lighting – E-Lighting, Inc., Seesmart, Inc., TNT Energy LLC, the Guarantors party thereto and Bank of America, N.A.

10.2	Reimbursement Agreement, dated as of January 26, 2017, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC and Revolution Lighting – E-Lighting, Inc., Seesmart, Inc., TNT Energy LLC, Sentinel Systems, LLC, Break One Nine, Inc., Revolution Lighting Technologies – Energy Source Inc., Value Lighting of Houston, LLC, and Revolution Lighting Technologies – TNT Energy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017

REVOLUTION LIGHTING TECHNOLOGIES, INC.

	By:	/s/ James A. DePalma
	Name:	James A. DePalma
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eleventh Amendment to Loan and Security Agreement, Eighth Amendment to Pledge Agreement and Ratification of Guaranty, dated as of January 26, 2017, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC and Revolution Lighting – E-Lighting, Inc., Seesmart, Inc., TNT Energy LLC, the Guarantors party thereto and Bank of America, N.A.

10.2	Reimbursement Agreement, dated as of January 26, 2017, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC and Revolution Lighting – E-Lighting, Inc., Seesmart, Inc., TNT Energy LLC, Sentinel Systems, LLC, Break One Nine, Inc., Revolution Lighting Technologies – Energy Source Inc., Value Lighting of Houston, LLC, and Revolution Lighting Technologies – TNT Energy